EXHIBIT 10.14

                               LEASE AGREEMENT


This lease, made and entered into this 7th day of March, 1996 by and between LITTLE BROWNIE PROPERTIES INC., hereinafter called "LESSOR", and JEVIC TRANSPORTATION INC., hereinafter called "LESSEE".

        1 Premises: LESSOR hereby leases to LESSEE, and LESSEE leases from LESSOR, for the term, and upon the terms and conditions hereinafter set forth, that certain property described in Exhibit "A" attached hereto, and by reference made a part hereof.

        2. Purpose: The premises are to be used and occupied by LESSEE solely as TRUCK TERMINAL & FUELING and for no other purposes or uses. LESSEE further shall not use or permit the premises, or any part thereof, to be used for any other purpose. LESSEE shall comply with all codes, rules, regulations, and laws or any other requirements pertaining to the operation of its business and the use and occupancy of the premises. This includes, without limitation, the obtaining of any and all permits, licenses, insurance policies, or any other requirements in the operation of LESSEE's business or use of the leased premises. LESSEE agrees that LESSEE will not use or permit the premises to be used for any unlawful purpose. LESSOR warrants and represents that the premises and proposed purpose is legal under all codes, regulations and laws.

        3. Term: The term of this Lease shall be THREE (3) year(s), commencing MAY 1, 1996 and ending APRIL 30, 1999.

        4. Rent: LESSEE shall pay to LESSOR total rent for the premises described in Exhibit "A" the sum of FOUR-HUNDRED, THIRTY-SEVEN THOUSAND, TWO-HUNDRED, AND TWENTY DOLLARS. ($437,220) Dollars, payable in equal monthly installments of TWELVE-THOUSAND, ONE-HUNDRED, FORTY-FIVE DOLLARS ($12,145) dollars, due and payable in advance, without notice or demand, on the first day of each calendar month during the term hereof. LESSEE shall have 2 successive one year options to rent at $15,960 per month, with a deposit of $15,960 required at that time. The LESSEE shall also have an option to buy the property at 3934 THURMOND RD. for $1,600,000 anytime during the three year lease term. LESSEE has the right to a memorandum of lease with the appropriate public records regarding the sold option above.

        5. Taxes: LESSEE agrees to pay any and all taxes levied upon personal property, including trade fixtures and inventory, not owned by LESSOR, and kept on the leased premises.

        6. DELETED PARAGRAPH.

        7. DELETED PARAGRAPH.

                                     -1-
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        8. Summary of Charges:

                Monthly Charges
                ---------------
                Rent                  $12,145.
                Sales Tax             N/A
                Gas                   ________________
                Water                 ________________
                Electricity           ________________  TO BE INVOICED DIRECTLY
                Sewer/Wastewater      ________________  BY UTILITY COMPANIES.
                Utilities             ________________
                Other                 ________________
                      Total           $12,145
                Miscellaneous Charges
                ---------------------
                Rent Deposit          ________________  NOT ON INITIAL THREE
                Security Deposit      ________________  YEAR LEASE. TO APPLY



                      Total           0                 ON TWO, ONE YEAR
                                                            OPTIONS EQUAL
                                                            TO $15,960 AS
                                                            THE DEPOSIT.

        9. Place of Payments: All payments to be made to LESSOR are to be made at the office of Little Brownie Properties, Inc., P.O. Box 1226 Apopha, Florida 32703, or as designated in writing by LESSOR at such other place or to such other person as indicated by LESSOR.

        10. Pledger: REPLACE WITH ADDENDUM A.

        11. Right of Entry: LESSOR, or any of his agents, shall have the right to enter the premises during all reasonable hours, with reasonable prior written notice to examine the same, to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of the building, or to exhibit the premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

        12. Maintenance and Repairs: LESSEE hereby accepts the premises in the condition it is in at the beginning of this lease. LESSEE agrees to maintain the premises in the same condition, order and repair as it is at the commencement of this Lease, accepting only reasonable wear and tear arising from the use thereof under this Agreement, and to make good to LESSOR immediately upon demand, any damage to the premises caused by any negligence by LESSEE, or its invitees, agents, or of any person or persons in the employ or under the control of LESSEE. LESSEE shall maintain the

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

exterior of the leased premises, including without limitation, the roof and exterior walls, windows and doors, in a good, clean and substantial condition, order and repair. LESSEE also shall maintian the interior of the leased premises, including without limitation, interior ceilings, walls and floors, fixtures, pipes, plumbing, doors, heat and air conditioning units, electrical system, sprinkler system, electrical and distribution panel, also the outside loading docks in a good, clean and substantial condition, order and repair. LESSEE shall make all structural and other repairs and replacements necessitated by any peril covered by a standard Fire and Extended Coverage Insurance policy, whether or not caused by LESSEE'S negligence. "Structural", as used herein includes without limitation, the framework, walls, roof and floor of all structures on the premises. "Repairs", as used herein, includes without limitation, plumbing, electrical, painting and other interior maintenance. In the event if there is any structural damage or repairs needed, not caused by the negligence of the LESSEE, it shall be the LESSORS responsibility.

        13. Alterations: LESSEE shall not make any alteration, additions or improvements involving structural changes or any other alterations, additions or improvements such as to the exterior of the building on the premises, the interior, floors, walls and any other portion of the premises, without securing LESSOR'S prior written consent, except to the mutually agreed upon pre-rental improvements described on ADDENDUM "B". Any alterations, additions, or improvements of a permanent nature shall become a part of the leased property and the property of LESSOR, and shall be surrendered with the premises at the termination of this Lease. LESSEE agrees to pay for all such improvements, additions or alterations contracted for by it. In no event shall LESSEE cause or allow any lien to be recorded on LESSOR'S property, and LESSEE expressly agrees to indemnify and hold harmless LESSOR from any cost, or expense, including legal fees and court costs, that may arise as a result of any such lien. LESSEE reserves the right to construct commercial signage in accordance with prevailing local zoning codes.

        14. DELETED PARAGRAPH

        15. Assignment: LESSEE may not assign this Lease or any part thereof or Sublease the leased premises or any part thereof, except to any related LESSEE companies without LESSOR'S prior written consent of which LESSOR's consent will not be unreasonably withheld. In the event of any assignment or Sublease, LESSEE shall, nevertheless, remain fully responsible to LESSOR for all obligations under the Lease Agreement.

        16. Personal Property: All personal property placed or moved in the premises above described shall be at the risk of LESSEE or owner thereof, LESSOR shall not be liable for loss or damage to, or theft of, the contents placed in or upn the leased premises from any cause whatsoever, and LESSOR shall not be liable for any damage to said personal property, or to LESSEE, arising from the bursting or leaking of water pipes, or from any act or negligence of any co-tenant or occupants of the building or of any related person whomsoever. LESSOR does not carry any insurance to cover any loss or damage to the contents of the leased premises or on any property of LESSEE and strongly recommends that LESSEE obtain such insurance to protect LESSEE'S property from all perils. LESSEE agrees to obtain such insurance to cover any loss or damage from any cause whatsoever as desired at LESSEE'S own expense.

        17. Damage and Restoration: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the term of this Lease, or any extension thereof, whereby same shall be rendered untenantable, and said destruction, damage or injury not be caused by any negligence of LESSEE or its invitees, agents, or employees or other persons under LESSEE'S control, then LESSOR shall have the right to render said premises tenantable by repairs within ninety (90) days therefrom; during said ninety-day period, LESSEE's rent shall abate and not be payable. If the premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, by giving written notice to the other party, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty.

        18. Other Damage: LESSOR shall not be liable for any damage caused by or growing out of fire, rain, wind, leaks, seepage, freezing or any other causes whatsoever, and LESSEE agrees to indemnify and hold LESSOR harmless from the payment for any such damage incurred by the LESSEE. LESSOR shall not be liable to LESSEE, its invitees, family, employees, agents or servants, or any other person, for any personal injury or damage to personal property caused by any negligence by LESSEE or its agents or employees, and LESSEE agrees to indemnify and hold LESSOR harmless herefrom. LESSEE further agrees to indemnify and hold LESSOR harmless from any and all claims for damages and costs arising from the negligent use of the leased premises or negligent activity, work or things, done, permitted or suffered in or about the premises by LESSEE, its invitees, family, employees, agents or servants, or employees of LESSOR if acting at request of LESSEE.

        19. Services: It is further understood and agreed between the parties hereto that any charges against LESSEE by LESSOR for services or for work done on the premises by order of LESSEE or otherwise accruing under this Agreement shall be considered as rent due and shall be included in any lien for rent due and unpaid.

        20. Claims and Insurance: LESSEE shall be liable for any and all claims for damages or injury to persons or property arising directly or indirectly from any negligence of LESSEE, its agents, employees or invitees, from the failure of LESSEE to comply with the terms of this Lease or any renewal or extension thereof, and shall carry commercial general liability insurance coverage and indemnify and hold LESSOR harmless therefrom. LESSEE agrees at LESSEE'S expense to maintain in force continuously throughout the term of this Lease, and any extension thereof, commercial general liability insurance coverage covering the premises and LESSEE'S operations and activities thereon, with a general aggregate limit of $1,000,000 and $500,000 for each occurrence, and shall furnish LESSOR a certificate by the insurer that such insurance is in force. LESSEE further covenants and agrees at all times during the term hereof to obtain and maintain and keep in force workmen's compensation insurance on all its employees and to deliver to LESSOR a certificate of said insurance and renewals thereof from time to time during the term of this Lease. LESSEE further covenants and agrees that the commercial general liability insurance required to be carried hereunder shall be placed with an independent insurance company. The parties further agree that LESSOR (and the owner of the leased premises, if different from LESSOR) and LESSEE shall be named as additional insured as their respective interest may appear in connection with any policies issued hereunder, and LESSEE shall deliver to LESSOR certificates of said insurance and of renewals thereof from time to time during the term of this Lease. LESSEE further agrees to give LESSOR written notice within thirty
(30) days of any change of cancellation of any of the aforesaid insurance. All insurance aforesaid shall be placed in full force and effect prior to any entry onto the premises by LESSEE to commence improvements or otherwise.

        21. Compliance with Laws: LESSEE shall promptly comply with all applicable laws, statutes, ordinances, rules, orders, regulations, and requirements Federal, State, County, Municipal or other lawful authority pertaining to the use and occupancy of the premises, and the operation of LESSEE'S business therein and thereon. LESSOR warrants and represents that the premises and proposed purpose is legal under all codes, regulations and laws.

        22. Eminent Domain: If all of the premises are taken under the power of eminent domain or conveyed under threat of condemnation proceedings, or if only a part of the premises is taken and the remainder is determined by LESSEE to be inadequate or unsatisfactory for LESSEE'S purposes as described in this Lease, which determination shall not be arbitrarily or capriciously made, then in either event, this Lease shall terminate effective as of the date LESSEE is required to give up the right to occupy or use any part of the premises. In the event LESSEE shall so determine that the remainder of the premises is inadequate or unsatisfactory for its purposes, and LESSOR feels that such determination is arbitrary or capricious, then upon ten (10) days written notice by LESSOR to LESSEE, this matter shall be submitted to arbitration as hereinafter provided for reduction of rental, in such event LESSEE'S obligation to pay rental shall abate during the period of such arbitration. The termination of this Lease as above provided shall not operate to deprive LESSEE of the right to make claim against the condemning authority for any damage suffered by LESSEE, but LESSEE shall have no right to make any claim against LESSOR because of such condemnation or termination. If this Lease is not terminated as provided, LESSOR and LESSEE shall agree upon an equitable reduction of the rental. If the parties fail to agree upon such reduction, LESSOR and LESSEE shall choose three arbitrators. The decision of any two of the arbitrators as to the rental reduction, if any, shall be binding on LESSEE and LESSOR, and any expense of the arbitration shall be divided equally between LESSEE and LESSOR. The rental amount agreed to or decided by arbitration shall be paid by LESSEE for any period of abatement and thereafter pursuant to the terms of this Lease. PLUS ADDENDUM 'C'.

     23. Attorneys' Fees and Court Costs: If suit is brought to enforce any covenant of this Lease, or for the breach of any covenant or condition herein contained, the parties hereto agree that the losing party shall pay to the prevailing party a reasonable attorneys' fee and all court costs.

     24. Default and Late Charge: Time is of the essence in the performance of this Agreement and in the payment of each and every installment of rent, and other charges covenanted herein to be paid. In the event LESSEE abandons, or vacates the premises, or fails to pay when due any installment of rent, or other charges, or in the event LESSEE shall fail to perform any of the other covenants, terms or conditions of this Lease to be performed by LESSEE'S, and upon the LESSEE'S failure to cure said default within fifteen (15) days after written notice from LESSOR, which specifies the particular default complained of, LESSOR may, but shall have no obligation to LESSEE so to do:

          (a) pay any such charges, effect such insurance or make such repairs and the amounts so paid or expended therefore shall thereupon become immediately due and payable from LESSEE to LESSOR as rent; or

          (b) seek payment of the unpaid rent or payment of other charges due under this Lease as the same become due; or

          (c) terminate this Lease whereupon it shall be lawful for LESSOR to reenter, repossess or enjoy the premises of LESSOR'S former estate and interest therein, including such pertinent property created or added to such premises, or sublet the premises to third parties and apply the rent in partial or complete satisfaction to the obligation of LESSEE, without causing a termination of this Lease.

          (d) in the event of a default in any payment hereuner, to accelerate and declare the entire balance owing under the Lease Agreement to be immediately due and owing.

These rights and remedies are not to the exclusion of any other legal or equitable rights and remedies available to LESSOR against LESSEE. LESSOR shall be entitled to receive as late charge for any monthly payment more than ten (15) days late hereunder, five (5%) percent of said monthly payment amount. Failure to pay any such late charge shall constitute a default under this Lease Agreement. No waiver of any breach of any covenant, term or condition herein shall be construed to be a waiver of any succeeding or any future breach of the same, or any other covenant, term or condition of this Lease.

     25. Bankruptcy: If LESSEE shall become insolvent, make an assignment for the benefit of creditors, or if bankruptcy proceedings shall be begun by or against LESSEE, before the end of the said term, LESSOR is hereby irrevocably authorized at its option, to cancel this lease, as for a default. LESSOR may elect to accept the rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting LESSOR'S rights as contained in this Agreement, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this Agreement.

     26. Quiet Enjoyment: LESSEE, upon paying the rent and other charges and performing the covenants and agreements of this Lease, shall quietly have, hold and enjoy the premises, and all rights granted LESSEE in this Lease during the terms hereof and any extensions thereto, if any. PLUS ADDENDUM "D".

     27. Indemnity and Hold Harmless: LESSEE agrees to indemnify and hold harmless LESSOR from any and all loss, injury, damage, expense (including, but not limited to, attorneys' fees), demands, claims, actions or causes of actions arising directly or indirectly from any negligence of LESSEE or its agents, or employees, or invitees, or from the failure of LESSEE to comply with the terms of this Lease or any renewal or extension thereof. Also LESSOR holds LESSEE harmless if any of the above stated actions are not the result of LESSEE'S negligence.

     28. Surrender: At the termination of this Lease, LESSEE shall surrender possession of the leased premises to LESSOR.

     29. Notices: Any notices required or permitted hereunder shall be in writing and delivered either in person to the other party, the other's authorized agent, or by United States Mail, postage prepaid, or by United States Certified Mail, Return Receipt Requested, Postage fully prepaid, to the addresses set forth below, or at such other address as designated by either party in writing or through facsimile machine under dually authorized signatures.

     LESSOR: LITTLE BROWNIE PROPERTIES, INC. 1350 SHEELER RD APOPKA, FL 32703 FAX # 407/886/2382

     LESSEE JEVIC TRANSPORTATION INC. ATT: BRIAN J. FITZPATRICK C.F.O. 600 CREEK RD DELANCO N.J. 08075 FAX # 609/764/7237

     30. Successors and Assigns: The terms, conditions and covenants of this Lease shall be binding upon, and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns, and shall run with the land.

     31. Amendments: No waivers, alterations or modifications of this Lease or any agreement in connection therewith, shall be valid unless in writing duly executed by both LESSOR and LESSEE.

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

     32. Merger: This Lease and the Addedum A, B, C and D constitutes the sole and only Agreement of the parties hereto and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the demised premises, and contains all the covenants, agreements and other obligations between the parties with respect to said premises.

     33. Severability Clause: If any part of this Agreement including Addendum A, B, C and D is declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portions which may, for any reason, be hereafter declared invalid.

     THIS LEASE AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL BUT ALL OF WHICH SHALL CONSTITUTE ONE AND THE SAME INSTRUMENTS.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this day and year first above written.

Signed, sealed and delivered in our presence:


/s/                                  /s/
________________________________     _____________________________________
CORPORATE SECRETARY                  LESSOR LITTLE BROWNIE PROPERTIES INC.


                                       /s/
                                       _____________________________________
                                        SIGNERS NAME




/s/ Karen Muhlschlegel               /s/ Brian J. Fitzpatrick
________________________________     _____________________________________
CORPORATE SECRETARY                  LESSEE JEVIC TRANSPORTATION INC

                                        Brian Fitzpatrick
                                        _____________________________________
                                        SIGNERS NAME

                                 ADDENDUM "A"

     LANDLORDS LIEN WAIVER

     LESSOR further agrees to execute any landlords lien waiver with respect to any personal property which TENANT may place within the premises which is required of LESSEE by any financing institution or insurance company providing financing to LESSEE.

                             ADDENDUM "B"

The following construction projects will be handled and prepaid by JEVIC TRANSPORTATION INC. Once the below improvements have been authorized and contracted for, the LESSEE will have the right to enter the premises at 3934 THURMOND RD on May 1, 1996.

                o All building exteriors to be painted

        o Paving repairs sufficient to render the yard useable

o Chain link fence to be added and or repaired such that property will be secured.

 o Dock levelers to be repaired or replaced so that all are functional
            (Initial estimate is 45 requiring replacement)

                       o Roof repair or recoating

The estimated cost for the above projects will not exceed $110,000 which will be credited against the monthly rental payments in thirty-six 36 equal amounts of $3055. Based rent of $15,200 less $3055 = Net rent of
           $12,145, as reflected on page one of this lease.

    JEVIC shall have the right to commence projects upon execution of this lease.

        Notice of commencement will be filed with Clayton County.

 All work will be authorized in advance and mutually approved by Little
                  Brownie Properties Inc. and lessee.




  Work done on the interior office will be done at the Lessee's sole discretion and expense.

                              ADDENDUM C

        ENVIRONMENTAL RERPESENTATIONS, WARRANTIES AND
        INDEMNIFICATION:

        A. Lessor hereby indemnifies and holds Lessee harmless from any and all inability or obligation relating to any actual or alleged, known or unknown, release, spill, leak, disposal, pumping, pouring, emitting, emptying, injection, leaching, dumping, escape, discharge or other presence of Hazardous Substances (hereinafter defined), and any contamination arising therefrom on, in or under, or originating from, the premises which occurred or ???? on or before the commencement date of the term of this Lease, and/or is continuing as of such date (collectively, "Discharge and/or Contamination"), including without limitation any such Discharge and/or Contamination arising from any task currently or heretofore located at, on, under or within the premises (the "Tanks").

        For purposes of this Agreement, the term "Hazardous Substances" shall mean hazardous substances or hazardous wastes as defined in the United States Comprehensive Environmental Response Compensation Liability Act, as amended, any hazardous materials defined under the United States Hazardous Materials Transportation Act, any hazardous wastes as defined under the United States Resource Conversation and Recovery Act, any toxic substance as defined in the United States Toxic Substances and Control Act, and as the term hazardous substances, hazardous wastes, hazardous materials, toxic substances, pollutants or contaminants are defined under corresponding State or local laws, ordinances and regulations and including without limitation, petroleum products and radioactive materials.

        B. Lessor hereby represents and warrants to the Lessee that:

              (1) The Tanks have been and are in compliance with all applicable Federal, State and local statutes, ordinances, regulations, orders and requirements regulating storage tanks (and any Hazardous Substances contained therein) and are not subject to any Federal, State or local governmental investigation.

        C. Lessor hereby acknowledges and agrees that the Tanks shall not be considered part of the premises and the Lessee shall have no duty directly or indirectly, with respect to such Tanks (including without limitation any duty to maintain, repair, replace or upgrade such Tanks); Lessor shall be solely responsible for compliance with all applicable Federal, State and local statutes, ordinances, regulations, orders and requirements regulating the Tanks (and any Hazardous Substances contained therein) and shall indemnify and hold Lessee harmless from any and all liability or obligation arising from Lessor's failure to do so.

                              ADDENDUM D

                       NON-DISTURBANCE PROVISION

        In the event there is a mortgage encumbering the premises now or at any time in the future, Lessor shall deliver to Lessee (within ten days of the execution of this Lease Agreement in the event there is currently a mortgage on the premises or within ten days after the placement of any new mortgage on the premises) a nondisturbance agreement in form reasonably satisfactory to Lessee providing that in the event any such mortgagee forecloses or exercises any other rights to possession or control of the premises pursuant to said mortgage, Lessee's rights under this Lease Agreement shall not be disturbed or interrupted so long as Lessee is not in default under this Lease
(subject to applicable notice and cure periods). Such obligation shall be binding upon any successor or assignee of any such mortgagee.

                            EXHIBIT "A"
[The Exhibit is a plot plan of the site where the leased premises are located.]